SHAREHOLDERS' MEETING

SPECIAL SHAREHOLDERS' MEETING

On December 17, 1998, a special shareholders' meeting was held. Kemper Growth Fund shareholders were asked to vote on two separate issues: approval of the new Investment Management Agreement between the fund and Scudder Kemper Investments, Inc., and to modify or eliminate certain policies and to eliminate the shareholder approval requirements as to certain other matters. The following are the results.

1) Approval of the new Investment Management Agreement between the fund and Scudder Kemper Investments, Inc. This item was approved.

          For       Against     Abstain
      104,754,143   3,114,811  5,306,010

2) To modify or eliminate certain policies and to eliminate the shareholder approval requirements as to certain other matters. These items were approved.

Investment objectives

                                        Broker
     For       Against     Abstain    Non-Votes
  76,399,718  5,651,337   9,040,452   22,083,456

Investment policies

                                        Broker
     For       Against     Abstain    Non-Votes
  76,337,131  5,665,856   9,088,521   22,083,456

Diversification

                                        Broker
     For       Against     Abstain    Non-Votes
  76,408,787  5,594,199   9,088,521   22,083,456

Borrowing

                                        Broker
     For       Against     Abstain    Non-Votes
  76,317,542  5,686,065   9,087,901   22,083,456

Senior securities

                                        Broker
     For       Against     Abstain    Non-Votes
  76,424,829  5,578,272   9,088,407   22,083,456

Concentration

                                        Broker
     For       Against     Abstain    Non-Votes
  76,430,510  5,569,707   9,091,291   22,083,456

Underwriting of securities

                                        Broker
     For       Against     Abstain    Non-Votes
  76,411,338  5,591,763   9,088,407   22,083,456

Investment in real estate

                                        Broker
     For       Against     Abstain    Non-Votes
  76,388,667  5,614,434   9,088,407   22,083,456

Purchase of commodities

                                        Broker
     For       Against     Abstain    Non-Votes
  76,329,774  5,673,832   9,087,901   22,083,456

Lending

                                        Broker
     For       Against     Abstain    Non-Votes
  76,312,130  5,687,951   9,091,426   22,083,456

Margin purchases and short sales

                                        Broker
     For       Against     Abstain    Non-Votes
  76,174,795  5,828,306   9,088,407   22,083,456

Pledging of assets

                                        Broker
     For       Against     Abstain    Non-Votes
  76,026,527  5,975,072   9,089,908   22,083,456

Purchases of securities

                                        Broker
     For       Against     Abstain    Non-Votes
  76,344,707  5,653,049   9,093,752   22,083,456

Purchases of options and warrants

                                        Broker
     For       Against     Abstain    Non-Votes
  76,292,971  5,704,785   9,093,752   22,083,456



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